UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2012

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

20415 Nordhoff Street, Chatsworth, CA	91311
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On March 29, 2012, MRV Communications, Inc. (the “Company”) completed the sale of all of the issued and outstanding capital stock of its wholly owned subsidiary CES Creative Electronic Systems SA (“CES”). The sale was completed pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated as of December 2, 2011, with CES Holding SA, as Purchaser, represented for purpose of the Agreement by Vinci Capital Switzerland SA. The Purchase Agreement and sale of CES were approved by the Company’s stockholders at the Company’s annual meeting of stockholders held on January 9, 2012.

CES is a designer and manufacturer of complex high-performance avionics, defense and communications boards, sub-systems and complete systems, as well as test and support equipment, for the aerospace defense industry. The purchase price for CES paid on closing to the Company was CHF 25.8 million, or U.S. $28.4 million, with CHF 2.6 million, or U.S. $2.8 million of the proceeds going into an indemnification escrow account to be released in one year to the Company (subject to any indemnification claims that may be brought by Purchaser). Cash proceeds to the Company were approximately $24.5 million upon closing net of the escrowed funds and other closing costs including payment of investment banking and legal fees.

For reporting purposes, the results of operations of CES will be included as income from discontinued operations in the Company’s first quarter 2012 results.

Additional information on the financial impact of the transaction is included in Item 9.01(b) below. A copy of the Company’s press release announcing completion of the transactions contemplated by the Purchase Agreement was released on March 29, 2012 and is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(b)         Pro Forma Financial Information

On March 29, 2012, the Company sold all of the issued and outstanding capital stock of CES to Purchaser for CHF 25.8 million, or US $28.4 million, with CHF 23.2 million ($25.6 million) payable on closing and CHF 2.6 million, or $2.8 million, subject to a one-year indemnification escrow as set forth in the Purchase Agreement. The description of the parties involved, consideration given and treatment of the results of operations, is contained in Item 2.01 above and is incorporated herein by reference.

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2011 is based on the Company’s audited condensed consolidated balance sheet as of December 31, 2011, and gives effect to the sale of CES and related adjustments as if the transaction had occurred on December 31, 2011.

MRV Communications, Inc.

Unaudited Pro Forma Condensed Balance Sheet

As of December 31, 2011

(In thousands, except par values)

		Pro forma adjustments
	As reported	CES (1)	Impact of transaction		Pro forma
Assets
Current assets:
Cash and cash equivalents	$83,716	$(12,364)	29,824	(2)	$101,176
Short-term marketable securities	—	—	—		—
Restricted time deposits	1,661	(1,281)	—		380
Accounts receivable, net	60,964	(5,310)	—		55,654
Other receivables	11,604	(356)	—		11,248
Inventories	32,163	(4,029)	—		28,134
Deferred income taxes	2,062	(402)	—		1,660
Other current assets	6,592	(1,069)	2,745	(3)	8,268
Total current assets	198,762	(24,811)	32,569		206,520
Non-current assets	31,927	(15,883)	—		16,044
Total assets	$230,689	$(40,106)	32,569		$222,564

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$32,064	$(705)	$—		$31,359
Short-term debt	8,987	—	—		8,987
Other current liabilities	40,748	(2,532)	—		38,216
Total current liabilities	81,799	(3,237)	—		78,562
Long-term liabilities	6,676	(1,055)	—		5,621
Commitments and contingencies
Equity:
MRV stockholders’ equity:
Preferred stock, $.0.01 par value:
Authorized - 1,000 shares; no shares issued or outstanding	—	—	—		—
Common stock, $0.0017 par value:
Authorized - 320,000 shares
Issued - 158,960 shares
Outstanding - 157,607 shares	270	—	—		270
Other stockholders’ equity	141,944	(36,402)	32,569	(4)	138,111
Total MRV stockholder’s equity	142,214	(36,402)	32,569		138,381
Noncontrolling interests in consolidated subsidiaries	—	—	—		—
Total equity	142,214	(36,402)	32,569		138,381
Total liabilities and equity	$230,689	$(40,364)	$32,569		$222,894

(1) Adjustments to eliminate the assets and liabilities of CES as of December 31, 2011.

(2) Proceeds to be received by the Company as a result of the sale of CES at closing and dividend from CES prior to closing, net of closing costs of $0.4 million, as if the transaction closed on the balance sheet date.

(3) Includes amounts held in escrow.

(4) Adjustment to stockholders’ equity to reflect the net impact of the disposition, as if the transaction closed on the balance sheet date.

The following unaudited consolidated pro forma financial information presents statements of operations for the years ended December 31, 2011, 2010 and 2009, and is based on the audited consolidated financial statements for the Company for the year ended December 31, 2011 and the operating results of CES for the periods presented. The pro forma financial information gives effect to the divestiture of CES as if it had occurred on January 1, 2009.

MRV Communications, Inc.

Unaudited Pro Forma Statement of Operations

For the year ended December 31, 2011

(In thousands, except per share data)

		Pro forma adjustments (1)
	As reported	CES	Pro forma
Revenue	$266,753	$(34,643)	$232,110
Cost of sales	159,161	(14,518)	144,643
Gross profit	107,592	(20,125)	87,467

Operating expenses:
Product development and engineering	24,318	(9,649)	14,669
Selling, general and administrative	72,855	(5,201)	67,654
Impairment of goodwill	7,095	—	7,095

Total operating expenses	104,268	(14,850)	89,418

Operating income (loss)	3,324	(5,275)	(1,951)
Interest expense	(930)	23	(907)
Other income (loss), net	(1,227)	492	(735)

Income (loss) from continuing operations before income taxes	1,167	(4,760)	(3,593)
Provision for income taxes	4,579	(1,187)	3,392

Loss from continuing operations	$(3,412)	$(3,573)	$(6,985)

Loss from continuing operations per share:
Basic	$(0.02)		$(0.04)
Diluted	$(0.02)		$(0.04)

Weighted average number of shares:
Basic	157,561		157,561
Diluted	157,561		157,561

MRV Communications, Inc.

Unaudited Pro Forma Statement of Operations

For the year ended December 31, 2010

(In thousands, except per share data)

		Pro forma adjustments (1)
	As reported	CES	Pro forma
Revenue	$256,032	$(29,436)	$226,596
Cost of goods sold	145,312	(9,773)	135,539
Gross profit	110,720	(19,663)	91,057

Operating expenses:
Product development and engineering	21,788	(6,166)	15,622
Selling, general and administrative	74,592	(5,757)	68,835

Total operating expenses	96,380	(11,923)	84,457

Operating income	14,340	(7,740)	6,600
Interest expense	(950)	18	(932)
Gain from settlement of deferred consideration obligation	520	—	520
Other income (expense), net	(2,576)	1,878	(698)

Income from continuing operations before income taxes	11,334	(5,844)	5,490
Provision for income taxes	2,660	(1,197)	1,463
Income from continuing operations	8,674	(4,647)	4,027
Less: Income from continuing operations attributable to noncontrolling interests	2,089	—	2,089
Income from continuing operations attributable to MRV	$6,585	$(4,647)	$1,938

Income from continuing operations per share attributable to MRV stockholders:
Basic	$0.04		$0.01
Diluted	$0.04		$0.01
Weighted average number of shares:
Basic	157,569		157,569
Diluted	158,423		158,423

MRV Communications, Inc.

Unaudited Pro Forma Statement of Operations

For the year ended December 31, 2009

(In thousands, except per share data)

		Pro forma adjustments (1)
	As reported	CES	Pro forma
Revenue	$228,508	$(24,998)	$203,510
Cost of goods sold	132,760	(9,143)	123,617
Gross profit	95,748	(15,855)	79,893

Operating expenses:
Product development and engineering	22,732	(6,578)	16,154
Selling, general and administrative	77,599	(7,449)	70,150
Total operating expenses	100,331	(14,027)	86,304
Operating income (loss)	(4,583)	(1,828)	(6,411)
Interest expense	(1,310)	17	(1,293)
Gain from settlement of deferred consideration obligation	20,524	—	20,524
Gain from sales of investments in unconsolidated entities	3,488	—	3,488
Other income (expense), net	623	136	759
Income from continuing operations before income taxes	18,742	(1,675)	17,067
Provision for income taxes	4,159	(500)	3,659
Income from continuing operations	14,583	(1,175)	13,408
Less: Income from continuing operations attributable to noncontrolling interests	1,757	—	1,757
Income from continuing operations attributable to MRV	$12,826	$(1,175)	$11,651

Income from continuing operations per share attributable to MRV stockholders:
Basic	$0.08		$0.07
Diluted	$0.08		$0.07
Weighted average number of shares:
Basic	157,547		157,547
Diluted	157,665		157,665

(1) Pro forma adjustments eliminate the revenue, expenses and income of CES assuming the transaction occurred on January 1, 2009.

(d)     Exhibits

Exhibit 10.1

Stock Purchase Agreement, dated as of December 2, 2011, by and between the Company, as Seller, and CES Holding SA, as Purchaser, represented for purpose of the Agreement by Vinci Capital Switzerland SA (incorporated by reference from Exhibit 10.1 of Form 8-K filed on December 7, 2011)

Exhibit 99.1	Press release of the Company dated March 29, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 30, 2012

MRV COMMUNICATIONS, INC.

	By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
VP, General Counsel and Secretary